Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-192041

The information in this preliminary prospectus supplement and accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 12, 2014

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated December 26, 2013)

$

WISCONSIN ELECTRIC POWER COMPANY

% Debentures due    , 20

We will pay interest on the debentures on      and     of each year, beginning on    , 2014. The debentures will be issued only in denominations of $1,000 and multiples of $1,000. We may, at our option, redeem some or all of the debentures at any time prior to maturity at the redemption prices discussed under the caption “Certain Terms of the Debentures — Redemption at Our Option.”

The debentures will be unsecured and will rank equally with all of our other unsecured and unsubordinated debt and other obligations from time to time outstanding.

Investing in the debentures involves certain risks. See “Risk Factors” on page S-4 of this prospectus supplement.

We do not intend to apply for listing of the debentures on any securities exchange or automated quotation system.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Per Debenture	Total
Public Offering Price(1)%	$
Underwriting Discount %	$
Proceeds to Wisconsin Electric (before expenses)%	$

(1) Plus accrued interest from May   , 2014, if settlement occurs after that date.

The underwriters expect to deliver the debentures in book-entry form only through The Depository Trust Company on or about May   , 2014.

Joint Book-Running Managers

BofA Merrill Lynch

BNP PARIBAS

Goldman, Sachs & Co.

RBC Capital Markets

Co-Manager

The Williams Capital Group, L.P.

May     , 2014

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any written communication from us or the underwriters specifying the final terms of the offering. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

SUMMARY

In this prospectus supplement, unless the context requires otherwise, “Wisconsin Electric”, “we”, “us”, and “our” refer to Wisconsin Electric Power Company, a Wisconsin corporation, and not to the underwriters.

The information below is only a summary of more detailed information included elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that is important to you or that you should consider before buying securities in this offering. Please read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference, carefully.

Wisconsin Electric Power Company

Wisconsin Electric Power Company, a subsidiary of Wisconsin Energy Corporation (“Wisconsin Energy”), was incorporated in the State of Wisconsin in 1896. We maintain our principal executive offices in Milwaukee, Wisconsin.

We conduct our operations primarily in three reportable segments: an electric utility segment, a natural gas utility segment and a steam utility segment. As of March 31, 2014, we served approximately 1,130,200 electric customers in Wisconsin and the Upper Peninsula of Michigan, approximately 472,100 gas customers in Wisconsin and approximately 440 steam customers in metropolitan Milwaukee, Wisconsin.

Wisconsin Energy is also the parent company of Wisconsin Gas LLC, a natural gas distribution utility, which serves customers throughout Wisconsin; and W.E. Power, LLC, an unregulated company that owns and leases to us the new generating capacity included in Wisconsin Energy’s Power the Future strategy. We have combined common functions with Wisconsin Gas and operate together under the trade name of “We Energies.”

In addition, Bostco LLC is our non-utility subsidiary that develops and invests in real estate. As of March 31, 2014, Bostco had $28.7 million of assets.

For a further description of our business and our corporate strategy, see our Annual Report on Form 10-K for the year ended December 31, 2013, as well as the other documents incorporated by reference.

Our principal executive offices are located at 231 West Michigan Street, P.O. Box 2046, Milwaukee, Wisconsin 53201. Our telephone number is (414) 221-2345.

The Offering

Issuer	Wisconsin Electric Power Company.

Securities Offered	$ of % debentures due , 20 .

Interest	The debentures will accrue interest at a rate of % per year from May , 2014 until maturity or earlier redemption, as the case may be.

Interest payment dates	and , beginning , 2014.

Redemption

At any time prior to                           , 20             (the date that is                    months prior to maturity), we may redeem the debentures in whole or in part at a “make-whole” redemption price determined as described under “Certain Terms of the Debentures — Redemption at Our Option.” At any time on or after                        , 20            , we may redeem the debentures, in whole or in part, at 100% of the principal amount being redeemed plus accrued and unpaid interest to, but not including, the date of redemption. We are not required to establish a sinking fund to retire the debentures prior to maturity.

Ranking

The debentures are unsecured and unsubordinated and will rank equally with all our other unsecured and unsubordinated indebtedness and other obligations from time to time outstanding. See “Description of Debt Securities — Ranking of Debt Securities” in the accompanying prospectus.

Covenants

The indenture governing the debentures contains a covenant, which will apply to the debentures, that will limit our ability to create liens on our assets. This covenant is subject to a number of important qualifications and limitations. See “Description of Debt Securities — Limitations on Liens” in the accompanying prospectus and “Certain Terms of the Debentures — Covenants.”

Use of Proceeds	We will use the estimated $ million in net proceeds from this offering to repay short-term debt and for working capital and other corporate purposes. See “Use of Proceeds.”

Conflicts of Interest

Certain of the underwriters or their affiliates may hold a portion of the commercial paper that we intend to repay using the net proceeds of this offering. In such event, it is possible that one or more of the underwriters or their affiliates could receive at least 5% of the net proceeds of this offering. In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the debentures in accordance with Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc., or “FINRA.” See “Underwriting — Conflicts of Interest” in this prospectus supplement.

Trustee	The trustee under the indenture is U.S. Bank National Association.

Summary Financial Information

The information set forth below is qualified in its entirety by reference to and, therefore, should be read together with management’s discussion and analysis of results of operations and financial condition, the financial statements and related notes and other financial information incorporated by reference in this prospectus supplement and in the accompanying prospectus. See “Documents Incorporated by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.

Consolidated Income Statement and Related Information

of Wisconsin Electric Power Company

	Three Months Ended March 31,	Year Ended December 31,
(Dollars in Millions)	2014(1)	2013	2012	2011	2010	2009
	(unaudited)
Operating Revenues	$1,226.7	$3,800.2	$3,613.3	$3,727.6	$3,456.7	$3,288.3
Operating Income	$221.8	$605.9	$583.3	$473.6	$489.2	$468.9
Net Income	$127.3	$361.2	$367.3	$339.6	$315.4	$288.6
Ratio of Earnings to Fixed Charges(2)(3)	4.1x	3.0x	3.0x	2.8x	3.1x	3.5x

(1)         The results of operations for the three months ended March 31, 2014 are not necessarily indicative of the results that may be expected for the entire 2014 fiscal year because of seasonal and other factors.

(2)         For these ratios, “earnings” is determined by adding (a) pre-tax income (less undistributed equity in earnings of our unconsolidated affiliates) and (b) fixed charges, and subtracting from the total, capitalized interest. “Fixed charges” consists of interest charges on our long-term and short-term borrowings (including a representative portion of lease expense), capitalized interest and amortization of debt expenses.

(3)         Significant increases in our capital lease obligations produced a downward trend in our Ratio of Earnings to Fixed Charges. We recorded a capital lease obligation upon the commercial operation of each generating unit constructed as part of Wisconsin Energy’s Power the Future strategy. As such, we recorded an increase in our capital lease obligations of approximately: (i) $1.0 billion in connection with Oak Creek expansion Unit 1 placed in service on February 2, 2010; and (ii) $650 million in connection with Oak Creek expansion Unit 2 placed in service on January 12, 2011.

RISK FACTORS

Investing in the debentures involves risk. Please see the “Risk Factors” described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, along with the disclosure related to risk factors contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our securities.

FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

We have included or may include statements in this prospectus supplement and the accompanying prospectus (including documents incorporated by reference) that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance may be forward-looking statements. Also, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goals,” “guidance,” “intends,” “may,” “objectives,” “plans,” “possible,” “potential,” “projects,” “seeks,” “should,” “targets” or similar terms or variations of these terms.

We caution you that any forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from the future results, performance or achievements we have anticipated in the forward-looking statements.

In addition to the assumptions and other factors referred to specifically in connection with those statements, factors that could cause our actual results to differ materially from those contemplated in the forward-looking statements include factors we have described under the caption “Cautionary Statement Regarding Forward-Looking Information” in our Annual Report on Form 10-K for the year ended December 31, 2013, and under the caption “Factors Affecting Results, Liquidity and Capital Resources” in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K for the year ended December 31, 2013, or under similar captions in the other documents we have incorporated by reference. Any forward-looking statement speaks only as of the date on which that statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made.

USE OF PROCEEDS

We estimate the net proceeds to us from the offering to be approximately $      million, after deducting underwriting discounts and other offering expenses. In accordance with the order of the Public Service Commission of Wisconsin authorizing this offering, we intend to use the net proceeds from the offering to repay short-term debt and for working capital and other corporate purposes.

At April 30, 2014, we had $371.5 million of short-term debt outstanding. The short-term debt that we intend to repay had a weighted average interest rate of approximately 0.20% and an average life of less than 30 days at April 30, 2014. The short-term debt was incurred to pay at maturity $300 million principal amount of 6.00% debentures due April 1, 2014, and for general working capital purposes.

Pending disposition, we may temporarily invest any proceeds of the offering not required immediately for the intended purposes in U.S. governmental securities and other high quality U.S. securities.

CAPITALIZATION

The table below shows our consolidated capitalization structure: (a) on an actual basis; and (b) on an adjusted basis to reflect the payment at maturity of $300 million of long-term debt due April 1, 2014, funded by the issuance of commercial paper.  The information set forth below in the “As Adjusted” columns has not been adjusted to report the issuance of the debentures offered hereby or the use of proceeds therefrom.  See “Use of Proceeds” in this prospectus supplement.

	As of March 31, 2014
	Actual Amount	As Adjusted
	(unaudited)	Amount	Percentage
	(Dollars in Millions)		(Rounded to Tenths)

Short-term debt(1)	$125.1	$425.1	4.8%
Long-term debt(2)	$2,467.9	$2,167.9	24.5%
Capital lease obligations(2)(3)	$2,790.0	$2,790.0	31.6%
Preferred stock	$30.4	$30.4	0.3%
Common equity	$3,429.5	$3,429.5	38.8%
Total	$8,842.9	$8,842.9	100.0%

(1)         Includes $22.6 million of indebtedness of WEPCO’s consolidated subsidiary, which will not be affected by the issuance of the debentures.

(2)         Includes current maturities.

(3)         Treated as operating leases for rate-making purposes.

We are the obligor under two series of tax-exempt pollution control refunding bonds in outstanding principal amount of $147 million. In August 2009, we terminated letters of credit that provided credit and liquidity support for the bonds, which resulted in a mandatory tender of the bonds. We purchased the bonds at par plus accrued interest to the date of purchase. We issued commercial paper to fund the purchase of the bonds. As of March 31, 2014, the repurchased bonds were still outstanding, but were not reported as long-term debt because they are held by us. Depending on market conditions and other factors, we may change the method used to determine the interest rate on the bonds and have them remarketed to third parties.

CERTAIN TERMS OF THE DEBENTURES

The following description of the particular terms of the debentures supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debentures set forth in the accompanying prospectus under “Description of Debt Securities.”

We will issue the debentures under the indenture, dated as of December 1, 1995, between Wisconsin Electric and U.S. Bank National Association (as successor to Firstar Trust Company), as trustee. The debentures will be our direct unsecured general obligations. At April 30, 2014, the aggregate principal amount of debt securities outstanding under the indenture was approximately $2.2 billion.

General

The debentures will be unsecured and unsubordinated and will rank equally with all of our other unsecured and unsubordinated indebtedness and other obligations from time to time outstanding. At April 30, 2014, we had approximately $2.6 billion aggregate principal amount of unsecured long-term debt securities (excluding approximately $2.8 billion of obligations under capital leases) and commercial paper outstanding.

Interest on the debentures accrues at the rate of    % per year. Interest will accrue from May   , 2014 or from the most recent interest payment date to which interest has been paid or provided for. Interest is payable twice a year to holders of record at the close of business on the       or       immediately preceding the interest payment date. Interest payment dates will be       and       of each year beginning on      , 2014. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The debentures will mature on      , 20  .

The debentures will be issued only in registered form in denominations of $1,000 and multiples thereof.

Redemption at Our Option

At any time prior to           , 20   (the date that is    months prior to the maturity date), the debentures will be redeemable in whole or in part from time to time, at our option, at a “make-whole” redemption price equal to the greater of (a) 100% of the principal amount of the debentures being redeemed or (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus    basis points, plus accrued interest to, but not including, the redemption date. At any time on or after          , 20  , we may redeem the debentures, in whole or in part from time to time, at 100% of the principal amount being redeemed plus accrued and unpaid interest to, but not including, the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the debentures being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such debentures.

“Comparable Treasury Price” means, with respect to any redemption date, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the trustee after consultation with us.

“Reference Treasury Dealer” means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Goldman, Sachs & Co. and RBC Capital Markets, LLC, their respective successors, and two other primary U.S. government securities dealers in the City of New York, New York (a “Primary Treasury Dealer”) selected by us. If any Reference Treasury Dealer shall cease to be a Primary Treasury Dealer, we will select another Primary Treasury Dealer which will be substituted for that dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such

Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means with respect to any redemption date, the rate per year equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date; provided that, if the Reference Treasury Dealers shall determine that there is no such Comparable Treasury Issue, such rate per year shall be equal to the estimated semiannual equivalent yield to maturity that a United States Treasury security having a maturity comparable to the remaining term of the debentures to be redeemed would bear, if such security were available, such estimate to be made by the Reference Treasury Dealers on the basis of interpolation, extrapolation and other accepted financial practices, taking into account (a) the yields to maturity of United States Treasury securities of other maturities, (b) yields to maturity of other U.S. dollar denominated debt securities having a maturity comparable to the remaining term of the debentures to be redeemed and (c) applicable interest rate spreads between United States Treasury securities and such other debt securities, all as of 5:00 p.m., New York City time, on the third business day preceding such redemption date.

We will mail notice of any redemption at least 30 days, but not more than 60 days, before the redemption date to each holder of debentures to be redeemed.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debentures or portions of the debentures called for redemption.

Except in the case of a conditional redemption, as discussed below, once notice of redemption is given, the debentures called for redemption become due and payable on the redemption date at the redemption price stated in the notice.

A notice of redemption may be conditioned and provide that it is subject to the occurrence of any event described in the notice before the date fixed for the redemption. A notice of conditional redemption will be of no effect unless all conditions to the redemption have occurred before the redemption date or have been waived by us.

Covenants

The indenture provides that, so long as any of the debentures remain outstanding, we will not, and we will not permit any subsidiary to, create or suffer to be created or to exist any mortgage, pledge, security interest, or other lien on any of our properties or assets now owned or later acquired to secure any indebtedness, without making effective provision so that the debentures will be equally and ratably secured. This covenant is subject to termination upon defeasance and to certain other significant exceptions described under “Description of Debt Securities — Limitations on Liens” in the accompanying prospectus, including the possible issuance of first mortgage bonds in the future. Future series of securities issued under the indenture may or may not have different covenants.

As of the date of this prospectus supplement, Wisconsin Electric had no outstanding first mortgage bonds or other secured debt outstanding; its subsidiary, however, had approximately $2.0 million of non-recourse secured debt outstanding. The indenture does not limit the amount of debt securities we can issue under it and does not limit our ability to issue first mortgage bonds in the future or to enter into sale and leaseback transactions. As of March 31, 2014, we estimate that we would be permitted to issue up to approximately $7.0 billion of first mortgage bonds under the existing terms of the first mortgage bond indenture. As there are no bonds presently outstanding under the first mortgage bond indenture, there are no consents required or other restrictions on our ability to amend the first mortgage bond indenture for any purpose, including to permit the issuance of a greater amount of first mortgage bonds than would be permitted under the existing terms of the first mortgage bond indenture.

Other

The debentures will be subject to defeasance under the conditions described in the accompanying prospectus.

We may from time to time without notice to, or the consent of, the holders of a series of debentures, create and issue further debentures of the same series, equal in rank to the debentures in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the new debentures or except for the first payment of interest following the issue date of the new debentures) so that the new debentures may be consolidated and form a single series with the relevant series of debentures and have the same terms as to status, redemption or otherwise as the relevant series of debentures. In the event that we issue additional debentures of the same series, we will prepare a new offering memorandum or prospectus.

The indenture and the debentures will be governed by the laws of the State of Wisconsin, unless federal law governs.

Book-Entry Only Issuance—The Depository Trust Company

The Depository Trust Company (“DTC”), New York, NY, will act as the securities depository for the debentures.  The debentures will be issued only as fully-registered securities registered in the name of Cede & Co., DTC’s nominee, or such other name as may be requested by an authorized representative of DTC.  One or more fully-registered global debenture certificates will be issued, representing in the aggregate the total principal amount of the debentures, and will be deposited with the Trustee on behalf of DTC.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.  DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”) deposit with DTC.  DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts.  This eliminates the need for physical movement of securities certificates.  Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).  The DTC rules applicable to its Direct and Indirect Participants are on file with the Securities and Exchange Commission.  More information about DTC can be found at www.dtcc.com.  The contents of such website do not constitute part of this prospectus supplement or the accompanying prospectus.

Purchases of the debentures within the DTC system must be made by or through Direct Participants, which will receive a credit for the debentures on DTC’s records. The ownership interest of each actual purchaser of each debenture (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records.  Beneficial Owners will not receive written confirmation from DTC of their purchases.  Beneficial Owners, however, are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased debentures.  Transfers of ownership interests in the debentures are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners.  Beneficial Owners will not receive certificates representing their ownership interests in the debentures, except in the event that use of the book-entry system for the debentures is discontinued.

To facilitate subsequent transfers, all debentures deposited by Direct Participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC.  The deposit of the debentures with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any changes in beneficial ownership.  DTC has no knowledge of the actual Beneficial Owners of the debentures.  DTC’s records reflect only the identity of the Direct Participants to whose accounts such debentures are credited, which may or may not be the Beneficial Owners.  The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC.  If less than all the debentures are being redeemed, DTC’s practice is to determine by lot the amount of interest of each Direct Participant in such debentures to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debentures unless authorized by a Direct Participant in accordance with DTC’s procedures.  Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the record date.  The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Payments on the debentures will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC.  DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the Company or the Trustee on the relevant payment date in accordance with their respective holdings shown on DTC’s records.  Payments by Direct or Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in “street name,” and will be the responsibility of such Direct or Indirect Participant and not of DTC or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Company, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

Except as provided herein, a Beneficial Owner of a global debenture will not be entitled to receive physical delivery of a debenture.  Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the debentures.  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form.  Such laws may impair the ability to transfer beneficial interests in a global debenture.

DTC may discontinue providing its services as securities depository with respect to the debentures at any time by giving reasonable notice to the Company.  Under such circumstances, in the event that a successor securities depository is not obtained, debenture certificates will be required to be printed and delivered to the holders of record. Additionally, the Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository) with respect to the debentures.  The Company understands, however, that under current industry practices, DTC would notify its Direct and Indirect Participants of the Company’s decision, but will only withdraw beneficial interests from a global debenture at the request of each Direct or Indirect Participant.  In that event, certificates for the debentures will be printed and delivered to the applicable Direct or Indirect Participant.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that the Company believes to be reliable, but neither the Company nor any underwriter takes any responsibility for the accuracy thereof.  Neither the Company nor any underwriter has any responsibility for the performance by DTC or its Direct or Indirect Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Goldman, Sachs & Co. and RBC Capital Markets, LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of debentures indicated in the following table:

Underwriter	Principal Amount of Debentures
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$
BNP Paribas Securities Corp.
Goldman, Sachs & Co.
RBC Capital Markets, LLC
The Williams Capital Group, L.P.
Total	$

The underwriters are offering the debentures subject to their acceptance of the debentures from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the debentures offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the debentures offered by this prospectus supplement if any are taken.

Debentures sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover page of this prospectus supplement. Any debentures sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to     % of the principal amount of the debentures. Any such securities dealers may resell any debentures purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to     % of the principal amount of the debentures. After the initial public offering of the debentures, the offering price and other selling terms may from time to time be varied by the representatives. The offering of the debentures by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the debentures).

Paid by Wisconsin Electric
Per debenture		%

In order to facilitate the offering of the debentures, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the debentures. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the debentures for their own account. In addition, to cover over-allotments or to stabilize the price of the debentures, the underwriters may bid for, and purchase, debentures on the open market. Short sales involve the sale by the underwriters of a greater number of debentures than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the debentures while the offering is in progress. Finally, the underwriters may reclaim selling concessions allowed to an underwriter or a dealer for distributing the debentures in the offering, if the underwriters repurchase previously distributed debentures in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the debentures above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected in the over-the-counter market or otherwise.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased debentures sold by or for the account of such underwriter in stabilizing or short covering transactions.

The debentures are a new issue of securities with no established trading market. We have been advised by the underwriters that they intend to make a market in the debentures, but are not obligated to do so, and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of the trading market for the debentures.

We estimate that our total expenses for this offering, not including the underwriting discount, will be approximately $600,000.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, certain of the underwriters and their affiliates have provided, currently provide, and may in the future provide, investment banking, commercial banking, advisory and other services for us and our affiliates, for which they received or will receive customary fees and expenses. Affiliates of each of the book-running managers are lenders under our existing $500 million credit facility.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investment and securities activities may involve securities and instruments of Wisconsin Electric and its affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the debentures offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the debentures offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments that the underwriters may be required to make because of any of those liabilities.

Conflicts of Interest

Certain of the underwriters or their affiliates may hold a portion of the commercial paper that we intend to repay using the net proceeds of this offering.  In such event, it is possible that one or more of the underwriters or their affiliates could receive at least 5% of the net proceeds of the offering, and in that case such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121 (Public Offerings of Securities with Conflicts of Interest).  In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the debentures in accordance with FINRA Rule 5121.  If FINRA Rule 5121 is applicable, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

LEGAL MATTERS

Various legal matters in connection with the debentures will be passed upon (a) for us by Mercer Thompson LLC, Atlanta, Georgia, and (b) for the underwriters by Hunton & Williams LLP, New York, New York. Joshua M. Erickson, Counsel of Wisconsin Electric, will pass upon the validity of the debentures, as well as certain other legal matters, on our behalf. Miller, Canfield, Paddock and Stone, P.L.C., Lansing, Michigan, will opine as to matters of

Michigan law relating to authority to do business and other regulatory matters in Michigan.  Mr. Erickson is the beneficial owner of less than 0.01% of Wisconsin Energy’s common stock.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement and accompanying prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

DOCUMENTS INCORPORATED BY REFERENCE

We file annual, quarterly and current reports, information statements and other information with the SEC. Our SEC filings (File No. 001-01245) are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You can call the SEC at 1-800-732-0330 for further information about the Public Reference Room.

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. Please refer to “Where You Can Find More Information” in the accompanying prospectus. Any information referenced this way is considered to be part of the accompanying prospectus, and any information that we file later with the SEC will automatically update and supersede this information. At the date of this prospectus supplement, we incorporate by reference the following documents that we have filed with the SEC, and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we complete our sale of the securities to the public:

•                  Our Annual Report on Form 10-K for the year ended December 31, 2013;

•                  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014; and

•                  Our Current Report on Form 8-K filed on April 28, 2014.

Information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K will not be incorporated by reference into this prospectus supplement or the accompanying prospectus unless specifically stated otherwise. We will provide, at no cost, to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, a copy of any or all of the information that has been incorporated by reference into, but not delivered with, this prospectus supplement and the accompanying prospectus, upon written or oral request to us at:

Wisconsin Electric Power Company

231 West Michigan Street

P. O. Box 2046

Milwaukee, Wisconsin 53201

Attn: Ms. Susan H. Martin, Executive Vice President, General Counsel and Corporate Secretary

Telephone: (414) 221-2345

PROSPECTUS

$1,200,000,000

WISCONSIN ELECTRIC POWER COMPANY

Debt Securities

Wisconsin Electric Power Company may issue and sell debt securities to the public. We urge you to read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any debt securities to be offered, and any other information relating to a specific offering, will be set forth in a prospectus supplement that will describe the interest rates, payment dates, ranking, maturity and other terms of any debt securities that we issue or sell.

We may offer and sell these debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

See “Risk Factors” on page 1 for information on certain risks related to the purchase of the debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 26, 2013.

ABOUT THIS PROSPECTUS

In this prospectus, “we,” “us,” “our” and “Wisconsin Electric” refer to Wisconsin Electric Power Company and its subsidiary, unless the context indicates otherwise.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, Wisconsin Electric may offer to the public the securities described in this prospectus in one or more offerings.

This prospectus provides you with only a general description of the debt securities we may offer. Each time we offer debt securities, we will provide a prospectus supplement to this prospectus that will contain specific information about the particular debt securities and terms of that offering. In the prospectus supplement, we will describe the interest rate, payment dates, ranking, maturity and other terms of any debt securities that we issue and sell.

The prospectus supplement will also describe the proceeds and uses of proceeds from the debt securities, together with the names and compensation of the underwriters, if any, through whom the debt securities are being issued and sold, and other important considerations for investors. The prospectus supplement may also add to, update or change information contained in this prospectus.

If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus and the applicable prospectus supplement, in addition to the information contained in the documents we refer you to under the heading “WHERE YOU CAN FIND MORE INFORMATION.”

RISK FACTORS

Investing in the securities of Wisconsin Electric involves risk. Please see the “Risk Factors” described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, as updated in Item 1A in Part II of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our securities.

FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

We have included or may include statements in this prospectus or in any prospectus supplement (including documents incorporated by reference) that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance may be forward-looking statements. Also, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “goals,” “guidance,” “intends,” “may,” “objectives,” “plans,” “possible,” “potential,” “projects,” “seeks,” “should,” “targets” or similar terms or variations of these terms.

We caution you that any forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from the future results, performance or achievements we have anticipated in the forward-looking statements.

In addition to the assumptions and other factors referred to specifically in connection with those statements, factors that could cause our actual results to differ materially from those contemplated in the forward-looking statements include factors we have described under the captions “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, as updated in Item 1A in Part II of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, and under the caption “Factors Affecting Results, Liquidity and Capital Resources” in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K for the year ended December 31, 2012, or under similar captions in the other documents we have incorporated by reference. Any forward-looking statement speaks only as of the date on which that statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made.

WISCONSIN ELECTRIC POWER COMPANY

Wisconsin Electric Power Company, a subsidiary of Wisconsin Energy Corporation, was incorporated in the State of Wisconsin in 1896. Our principal executive offices are located at 231 W. Michigan Street, Milwaukee, Wisconsin, 53203, and the telephone number is (414) 221-2345.

We conduct our operations primarily in three operating segments: an electric utility segment, a natural gas utility segment and a steam utility segment. As of September 30, 2013, we serve approximately 1,126,200 electric customers in Wisconsin and the Upper Peninsula of Michigan, approximately 469,600 gas customers in Wisconsin and approximately 450 steam customers in metro Milwaukee, Wisconsin.

Wisconsin Energy is also the parent company of Wisconsin Gas LLC, a natural gas distribution utility, which serves customers throughout Wisconsin; and W.E. Power, LLC, an unregulated company that was formed in 2001 to design, construct, own and lease to us the new generating capacity included in Wisconsin Energy’s Power the Future strategy.  We have combined common functions with Wisconsin Gas and operate under the trade name of “We Energies.”

In addition, Bostco LLC is our non-utility subsidiary that develops and invests in real estate.  As of September 30, 2013, Bostco had $29.3 million of assets.

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our debt securities (a) to fund, or repay short-term debt incurred to fund, our continuing construction program to provide services to new and existing utility customers in our service area and to improve and modernize our facilities, (b) to refinance maturing long-term debt, and (c) for other general corporate purposes. Pending disposition, we may temporarily invest any proceeds of the offering not required immediately for the intended purposes in U.S. governmental securities and other high quality U.S. securities. We expect to borrow money or sell securities from time to time, but we cannot predict the precise amounts or timing of doing so. For current information, please refer to our current filings with the SEC. See “WHERE YOU CAN FIND MORE INFORMATION.”

RATIO OF EARNINGS TO FIXED CHARGES

Our historical ratios of earnings to fixed charges are described below for the periods indicated.

	Nine Months Ended September 30,	Year Ended December 31,
	2013	2012	2011	2010	2009	2008
Ratio of Earnings to Fixed Charges	3.0x	3.0x	2.8x	3.1x	3.5x	4.0x

For these ratios, “earnings” is determined by adding (a) pre-tax income (less undistributed equity in earnings of our unconsolidated affiliates) and (b) fixed charges, and subtracting from the total, capitalized interest. “Fixed charges” consists of interest charges on our long-term and short-term debt (including a representative portion of lease expense), capitalized interest and amortization of debt expenses.

DESCRIPTION OF DEBT SECURITIES

We will issue any new debt securities, which will be our direct unsecured general obligations, in one or more series under the indenture between us and U.S. Bank National Association (as successor to Firstar Trust Company), as trustee, dated as of December 1, 1995, and under a securities resolution, which may be in the form of a resolution or a supplemental indenture, authorizing the particular series. At September 30, 2013, the aggregate principal amount of debt securities outstanding under the indenture was approximately $2.5 billion. The ranking of a series of debt securities with respect to all of our indebtedness will be established by the securities resolution creating the series.

We have summarized selected provisions of the indenture and the debt securities that we may offer hereby. This summary may not contain all of the information important to you. Copies of the indenture and a form of securities resolution are filed, or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part or other filings incorporated by reference in this prospectus. The securities resolution for each series of debt securities issued also has been or will be filed, or incorporated by reference, as an exhibit to the registration statement or other filings incorporated by reference in this prospectus. You should read the indenture and the applicable securities resolution for other provisions that may be important to you. In the summary below, we have included references to section numbers in the indenture so that you can easily find those provisions. The particular terms of any debt securities we offer will be described in the related prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities described below and in the indenture. For a description of the terms of any series of debt securities, you should also review both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus before making an investment decision.

General

The indenture does not significantly limit our operations. In particular, it does not:

•                  limit the amount of debt securities that we can issue under the indenture;

•                   limit the number of series of debt securities that we can issue from time to time;

•                  restrict the total amount of debt that we or our subsidiaries may incur; or

•                  contain any covenant or other provision that is specifically intended to afford any holder of the debt securities protection in the event of highly leveraged transactions or any decline in our ratings or credit quality.

Although the indenture permits the issuance of debt securities in other forms or currencies, the debt securities covered by this prospectus will only be denominated in U.S. dollars in registered form without coupons, unless otherwise indicated in the applicable prospectus supplement.

Most of our fixed properties and franchises are subject to the lien of the Mortgage and Deed of Trust dated October 28, 1938, between us and U.S. Bank National Association (as successor to First Wisconsin Trust Company), as trustee, which we refer to in this prospectus as the first mortgage bond indenture, under which we may issue first mortgage bonds. See “Certain Covenants” below for additional information.

Unless we say otherwise in the applicable prospectus supplement, we may redeem the debt securities for cash.

Terms

A prospectus supplement and a securities resolution relating to the offering of any new series of debt securities will include specific terms relating to the offering. The terms will include some or all of the following:

•                   the designation, aggregate principal amount, currency or composite currency and denominations of the debt securities;

•                   the price at which the debt securities will be issued and, if an index, formula or other method is used, the method for determining amounts of principal or interest;

•                   the maturity date and other dates, if any, on which the principal of the debt securities will be payable;

•                   the interest rate or rates, if any, or method of calculating the interest rate or rates, which the debt securities will bear;

•                   the date or dates from which interest will accrue and on which interest will be payable and the record dates for the payment of interest;

•                   the manner of paying principal and interest on the debt securities;

•                   the place or places where principal and interest will be payable;

•                   the terms of any mandatory or optional redemption of the debt securities by us, including any sinking fund;

•                   the terms of any redemption of debt securities at the option of holders;

•                   any tax indemnity provisions;

•                   if payments of principal or interest may be made in a currency other than U.S. dollars, the manner for determining those payments;

•                   the portion of principal payable upon acceleration of any discounted debt security (as described below);

•                   whether and upon what terms debt securities may be defeased (which means that we would be discharged from our obligations by depositing sufficient cash or government securities to pay the principal, interest, any premiums and other sums due to the stated maturity date or a redemption date of the debt securities of the series);

•                   whether the covenant referred to below under “Limitations on Liens” applies and whether any events of default or covenants in addition to or instead of those set forth in the indenture apply;

•                   provisions for electronic issuance of debt securities or for debt securities in uncertificated form;

•                  the ranking of the debt securities, including the relative degree, if any, to which the debt securities of a series are subordinated to one or more other series of debt securities in right of payment, whether outstanding or not; and

•                  any other terms not inconsistent with the provisions of the indenture, including any covenants or other terms that may be required or advisable under United States or other applicable laws or regulations or advisable in connection with the marketing of the debt securities. (Section 2.01)

We may issue debt securities of any series as registered debt securities, bearer debt securities or uncertificated debt securities. (Section 2.01) We may issue the debt securities of any series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to the series. We may issue global securities in registered, bearer or uncertificated form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for securities in definitive form, a global security may not be transferred except as a whole by the depositary to a nominee or a successor depositary. (Section 2.12) We will describe in the prospectus supplement relating to any series the specific terms of the depositary arrangement with respect to that series.

Unless otherwise indicated in the prospectus supplement, we will issue registered debt securities in denominations of $1,000 and whole multiples of $1,000 and bearer securities in denominations of $5,000 and whole multiples of $5,000. We will issue one or more global securities in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding securities of the series to be represented by that global security or securities. (Section 2.12)

In connection with its original issuance, no bearer debt security will be offered, sold or delivered to any location in the United States. We may deliver a bearer debt security in definitive form in connection with its original issuance only if a certificate, in a form we specify to comply with United States laws and regulations, is presented to us.  (Section 2.04)

A holder of debt securities registered with our registrar may request registration of a transfer upon surrender of the debt security being transferred at any agency we maintain for that purpose and upon fulfillment of all other requirements of the agent. (Sections 2.03 and 2.07)

We may issue debt securities under the indenture as discounted debt securities to be offered and sold at a substantial discount from the principal amount of those debt securities. Special U.S. federal income tax and other considerations applicable to discounted debt securities, if material, will be described in the related prospectus supplement. A discounted debt security is a debt security where the amount of principal due upon acceleration is less than the stated principal amount. (Sections 1.01 and 2.10)

Certain Covenants

The debt securities will not be secured by any properties or assets and will represent our unsecured debt. The indenture does not limit the amount of unsecured debt that we can incur. As indicated above, most of our fixed properties and franchises are subject to the lien of the first mortgage bond indenture, under which we may issue first mortgage bonds.

As discussed below, the indenture includes limitations on our ability to create liens. These limitations will apply if the securities resolution establishing the terms of a series so provides. If applicable, the limitations are subject to a number of qualifications and exceptions. As of September 30, 2013, Wisconsin Electric had no first mortgage bonds or other secured debt outstanding; its subsidiary, however, had approximately $2.0 million of non-recourse secured debt outstanding. The indenture does not limit the amount of debt securities we can issue under it and does not limit our ability to issue first mortgage bonds in the future or to enter into sale and leaseback transactions. As of September 30, 2013, we estimate that we would be permitted to issue up to approximately $6.9 billion of first mortgage bonds under the existing terms of the first mortgage bond indenture. As there are no bonds presently outstanding under the first mortgage bond indenture, there are no consents required or other restrictions on our ability to amend the first mortgage bond indenture for any purpose, including to permit the issuance of a greater amount of first mortgage bonds than would be permitted under the existing terms of the first mortgage bond indenture.

The covenant regarding limitations on liens described below will apply to a series of debt securities to the extent indicated in the related prospectus supplement. Any obligations under that covenant are subject to termination upon defeasance.  See “Legal Defeasance and Covenant Defeasance” below.

Also, as noted above, unless otherwise indicated in a prospectus supplement, the indenture does not include a covenant which would afford holders of the debt securities protection in the event of a highly leveraged or other transaction that may adversely affect them.

Limitations on Liens

The indenture provides that, so long as there remain outstanding any debt securities of any series to which this limitation applies, and subject to termination as referred to above, we will not, and will not permit any subsidiary to, create or suffer to be created or to exist any mortgage, pledge, security interest, or other lien on any of our properties or assets now owned or later acquired to secure any indebtedness, without making effective provision so that the debt securities of that series will be equally and ratably secured. The indenture defines the term “subsidiary” to mean a corporation a majority of whose voting stock is owned by us or one of our subsidiaries. This restriction does not apply to or prevent the creation or existence of:

•                   the existing mortgage that will secure any first mortgage bonds that we may issue in the future under the first mortgage bond indenture or any supplemental indenture subjecting any property to the lien of the mortgage or confirming the lien of the mortgage upon any property, whether owned before or acquired after the date of the indenture;

•                   liens on property existing at the time of acquisition or construction of the property (or created within one year after completion of the acquisition or construction), whether by purchase, merger, construction or otherwise (or on the property of a subsidiary at the date it became a subsidiary), or to secure the payment of all or any part of the purchase price or construction cost thereof, including the extension of those liens to repairs, renewals, replacements, substitutions, betterments, additions, extensions and improvements then or later made on the property subject to the lien;

•                   any extensions, renewals or replacements, or successive extensions, renewals or replacements, in whole or in part, of liens permitted by either of the first two bullet points above;

•                  the pledge of any bonds or other securities at any time issued under any of the liens permitted by any of the first three bullet points above; or

•                  permitted encumbrances. (Section 4.07)

“Permitted encumbrances” means liens of the types customarily permitted by indentures for utility debt securities, including, among other items:

•                   the pledge or assignment in the ordinary course of business of electricity, gas (either natural or artificial) or steam, accounts receivable or customers’ installment paper;

•                   liens of

•                  taxes, assessments or governmental charges for the then current year and taxes, assessments or governmental charges not then delinquent,

•                  liens for workers’ compensation awards and similar obligations not then delinquent,

•                  mechanics’, laborers’, materialmen’s and similar liens not then delinquent, and

•                  liens of these types, whether or not delinquent, whose validity is being contested in good faith by us or a subsidiary;

•                   the lien of judgments covered by insurance, or upon appeal and covered, if necessary, by the filing of an appeal bond, or other judgment liens not exceeding at any one time an aggregate of $1,000,000;

•                  easements or reservations in respect of our property or property of a subsidiary for the purpose of roads, pipelines, utility transmission and distribution lines or other rights-of-way and similar purposes;

•                  zoning ordinances, regulations, reservations, restrictions, covenants, party wall agreements, conditions of record and other encumbrances, other than to secure the payment of money, none of which, in the opinion of counsel, are such as to interfere with the proper operation and development of the affected property for its intended use in our business or the business of our subsidiaries;

•                   any defects of title and any terms, conditions, agreements, covenants, exceptions and reservations in deeds or other instruments under which we or a subsidiary has acquired or may in the future acquire any property, none of which, in the opinion of counsel, materially adversely affects the operation of our properties and those of our subsidiaries, taken as a whole;

•                   rights reserved to or vested in others to take or receive any part of the electricity, gas (either natural or artificial), steam or any by-products generated or produced by or from any of our properties or with respect to any other rights concerning electricity, gas (either natural or artificial) or steam supply, transportation or storage which are in use in the ordinary course of the electricity, gas (either natural or artificial) or steam business;

•                   liens created or assumed by us or our subsidiaries in connection with the issuance of tax-exempt state and local bonds for purposes of financing, in whole or in part, the acquisition or construction of property to be used by us or our subsidiaries, provided the liens are limited to the property financed and the related real estate;

•                  liens against our property or property of our subsidiary at the time a person consolidates with or merges into, or transfers all or substantially all of its assets to, us or a subsidiary, provided that in the opinion of our board of directors or our management, as evidenced by a certified board resolution or an officers’ certificate delivered to the trustee, the property acquired pursuant to the consolidation, merger or asset transfer is adequate security for the lien; and

•                  liens or encumbrances not otherwise permitted if, at the incurrence of and after giving effect to these liens or encumbrances, the aggregate of all of our obligations secured thereby does not exceed 10%

of tangible net worth. For this purpose “tangible net worth” means common stockholders’ equity appearing on our most recent balance sheet, or consolidated balance sheet including our subsidiaries if we have one or more consolidated subsidiaries, prepared in accordance with generally accepted accounting principles less intangible assets, other than intangible assets recoverable through rates as prescribed by applicable regulatory authorities. (Section 4.06)

Further, this restriction will not apply to or prevent the creation or existence of leases made, or existing on property acquired, in the ordinary course of business. (Section 4.07)

Other Covenants

Any other restrictive covenants which may apply to a particular series of debt securities will be described in the related prospectus supplement.

Ranking of Debt Securities

Unless stated otherwise in a prospectus supplement, the debt securities issued under the indenture will rank equally and ratably with our other unsecured and unsubordinated debt. The debt securities will not be secured by any properties or assets and will represent our unsecured debt. As indicated above, most of our fixed properties and franchises are subject to the lien of the first mortgage bond indenture, under which we may issue first mortgage bonds.

Successor Obligor

The indenture provides that, unless otherwise specified in the securities resolution establishing a series of debt securities, we will not consolidate with or merge into, or transfer all or substantially all of our assets to, another company, unless:

•                  that company is organized under the laws of the United States or a state thereof;

•                  that company assumes by supplemental indenture all of our obligations under the indenture, the debt securities and any coupons; and

•                   immediately after the transaction no default exists under the indenture.

The successor will be substituted for us as if it had been an original party to the indenture, securities resolutions and debt securities. Following substitution, the successor may exercise our rights and powers under the indenture, the debt securities and any coupons, and all of our obligations under those documents will terminate. (Section 5.01)

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal principal amount of registered debt securities of the same series and date of maturity in authorized denominations requested by the holders upon surrender of the registered debt securities at an agency we maintain for that purpose and upon fulfillment of all other requirements of the agent.  (Section 2.07)

To the extent permitted by the terms of a series of debt securities authorized to be issued in registered form and bearer form, bearer debt securities may be exchanged for an equal aggregate principal amount of registered or bearer debt securities of the same series and date of maturity in authorized denominations upon surrender of the bearer debt securities with all unpaid interest coupons, except as may otherwise be provided in the debt securities, at our agency maintained for that purpose and upon fulfillment of all other requirements of the agent. (Section 2.07) As of the date of this prospectus, we do not expect that the terms of any series of debt securities will permit registered debt securities to be exchanged for bearer debt securities.

Defaults and Remedies

Unless the securities resolution establishing the series provides for different events of default, in which event the prospectus supplement will describe the change, an event of default with respect to a series of debt securities will occur if:

•                  we default in any payment of interest on any debt securities of that series when the payment becomes due and payable and the default continues for a period of 60 days;

•                  we default in the payment of the principal or premium, if any, of any debt securities of that series when those payments become due and payable at maturity or upon redemption, acceleration or otherwise;

•                  we default in the payment or satisfaction of any sinking fund obligation with respect to any debt securities of that series as required by the securities resolution establishing the series and the default continues for a period of 60 days;

•                  we default in the performance of any of our other agreements applicable to that series and the default continues for 90 days after the notice specified below;

•                  pursuant to or within the meaning of any bankruptcy law we:

•                  commence a voluntary case,

•                  consent to the entry of an order for relief against us in an involuntary case,

•                  consent to the appointment of a custodian for us or for all or substantially all of our property, or

•                  make a general assignment for the benefit of our creditors;

•                  a court of competent jurisdiction enters an order or decree under any bankruptcy law that remains unstayed and in effect for 60 days and that:

•                  is for relief against us in an involuntary case,

•                  appoints a custodian for us or for all or substantially all of our property, or

•                  orders us to liquidate; or

•                  there occurs any other event of default provided for in that series. (Section 6.01)

The term “bankruptcy law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.  The term “custodian” means any receiver, trustee, assignee, liquidator or a similar official under any bankruptcy law.  (Section 6.01)

A default under the indenture means any event which is, or after notice, passage of time, or both, would be, an event of default under the indenture. (Section 1.01) A default under the fourth bullet point above is not an event of default until the trustee or the holders of at least 25% in principal amount of the series notify us of the default and we do not cure the default within the time specified after receipt of the notice. (Section 6.01)

If an event of default occurs under the indenture and is continuing with respect to a series, the trustee by notice to us, or the holders of at least 25% in principal amount of that series by notice both to us and to the trustee, may declare the principal of and accrued interest on all the debt securities of that series to be due and payable immediately. Discounted debt securities may provide that the amount of principal due upon acceleration is less than the stated principal amount. (Section 6.02)

The holders of a majority in principal amount of a series of debt securities, by notice to the trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default on that series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. (Section 6.02)

If an event of default occurs and is continuing on a series, the trustee may pursue any available remedy to collect principal or interest then due on that series, to enforce the performance of any provision applicable to that series or otherwise to protect the rights of the trustee and holders of that series. (Section 6.03)

The trustee may require indemnity satisfactory to it before it performs any duty or exercises any right or power under the indenture or the debt securities which it reasonably believes may expose it to any loss, liability or expense. (Section 7.01) With some limitations, holders of a majority in principal amount of the debt securities of the series may direct the trustee in its exercise of any trust or power with respect to that series. (Section 6.05) Except in the case of default in payment on a series, the trustee may withhold notice of any continuing default if it in good faith determines that withholding the notice is in the interest of holders of the series. (Section 7.04) We are required to furnish the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indenture. (Section 4.04)

The failure to redeem any debt securities subject to a conditional redemption is not an event of default if any event on which the redemption is conditioned does not occur and is not waived before the redemption date. (Section 6.01) Debt securities are subject to a conditional redemption if the notice of redemption relating to the debt securities provides that it is subject to the occurrence of any event before the date fixed for the redemption in the notice. (Section 3.04)

The indenture does not have a cross-default provision. Thus, a default by us on any other debt, including a default on another series of debt securities issued under the indenture, would not automatically constitute an event of default under the indenture. A securities resolution may provide for a cross-default provision; in that case the prospectus supplement will describe the terms of that provision.

Amendments and Waivers

As described below, the indenture and the debt securities, or any coupons, of any series may be amended, and any default may be waived. Unless the securities resolution provides otherwise, in which event the prospectus supplement will describe the revised provision, we and the trustee may amend the debt securities, the indenture and any coupons with the written consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. (Section 9.02) Except as described in the next paragraph, a default on a series may be waived with the consent of the holders of a majority in principal amount of the debt securities of the series. (Section 6.04)

However, without the consent of each debt security holder affected, no amendment or waiver may:

•                  reduce the principal amount of debt securities whose holders must consent to an amendment or waiver;

•                  reduce the interest on or change the time for payment of interest on any debt security;

•                  change the fixed maturity of any debt security, subject to any right we may have retained in the securities resolution and described in the prospectus supplement;

•                  reduce the principal of any non-discounted debt security or reduce the amount of the principal of any discounted debt security that would be due on its acceleration;

•                  change the currency in which the principal or interest on a debt security is payable; or

•                  waive any default in payment of interest on or principal of a debt security. (Sections 6.04 and 9.02)

Without the consent of any debt security holder, we may amend the indenture or the debt securities:

•                  to cure any ambiguity, omission, defect or inconsistency;

•                  to provide for the assumption of our obligations to debt security holders by the surviving company in the event of a merger or consolidation requiring that assumption;

•                  to provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued;

•                  to create a series of debt securities and establish its terms;

•                  to provide for a separate trustee for one or more series of debt securities; or

•                  to make any change that does not materially adversely affect the rights of any debt security holder. (Section 9.01)

Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased at any time in accordance with their terms and as set forth in the indenture and described briefly below, unless the securities resolution establishing the terms of the series otherwise provides. Any defeasance may terminate all of our obligations, with limited exceptions, with respect to a series of debt securities and the indenture (“legal defeasance”), or it may terminate only our obligations under any restrictive covenants which may be applicable to a particular series (“covenant defeasance”).

We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option. If we exercise our legal defeasance option, that series of debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, that series of debt securities may not be accelerated by reference to any restrictive covenants which may be applicable to that particular series. (Section 8.01)

To exercise either defeasance option as to a series of debt securities, we must:

•                  irrevocably deposit in trust with the trustee or another trustee money or U.S. government obligations;

•                  deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment, will provide cash at the times and in the amounts necessary to pay the principal and interest when due on all debt securities of that series to maturity or redemption, as the case may be; and

•                  comply with other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

U.S. government obligations are direct obligations of (a) the United States or (b) an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case (a) or (b), have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option. This term also includes certificates representing an ownership interest in those obligations. (Section 8.02)

Regarding the Trustee

Unless otherwise indicated in a prospectus supplement, U.S. Bank National Association (as successor to Firstar Trust Company) will act as trustee and registrar for debt securities issued under the indenture, and the trustee will also act as transfer agent and paying agent with respect to the debt securities. (Section 2.03) We may remove the trustee with or without cause if we notify the trustee six months in advance and if no default occurs during the six-month period. If the trustee resigns or is removed or if a vacancy exists in the office of trustee for any reason, the indenture provides that we must promptly appoint a successor trustee. (Section 7.07) The trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for us or our affiliates, and may otherwise deal with us or our affiliates, as if it were not the trustee. The trustee is also trustee under the first mortgage bond indenture and provides services for us and some of our affiliates, including Wisconsin Energy, as a depository of funds, registrar, member of bank groups providing back-up credit facilities to us and our affiliates, trustee under other indentures and similar services.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of Wisconsin, except to the extent that the Trust Indenture Act of 1939 is applicable.

PLAN OF DISTRIBUTION

We may sell the debt securities covered by this prospectus in any one or more of the following ways from time to time: (a) to or through underwriters or dealers; (b) directly to one or more purchasers; (c) through agents; (d) through competitive bidding; or (e) any combination of the above. The prospectus supplement will set forth the terms of the offering of the debt securities being offered thereby, including the name or names of any underwriters, the purchase price of those securities and the proceeds to us from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which those debt securities may be listed. Only underwriters so named in the applicable prospectus supplement are deemed to be underwriters in connection with the debt securities offered thereby.

If underwriters are used in the sale, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the debt securities of the series offered by us and described in the applicable prospectus supplement if any of those securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Debt securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms (“remarketing firms”) acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the debt securities remarketed thereby.

Debt securities may also be sold directly by us or through agents designated by us from time to time. Any agent involved in the offering and sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase debt securities providing for payment and delivery on a future date specified in the prospectus supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular debt securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except (a) the purchase by an institution of the particular debt securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (b) if the particular debt securities are being sold to underwriters, we shall have sold to such underwriters all of those debt securities other than the debt securities covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance by us or such institutional investors thereunder.

If any underwriter or any selling group member intends to engage in stabilizing, syndicate short covering transactions, penalty bids or any other transaction in connection with the offering of debt securities that may stabilize, maintain or otherwise affect the price of those securities, such intention and a description of such transactions will be described in the prospectus supplement.

Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, various legal matters in connection with the debt securities will be passed upon (a) for us by Mercer Thompson LLC, Atlanta, Georgia and (b) for any underwriters by Hunton & Williams LLP, New York, New York. Unless otherwise indicated in the applicable prospectus supplement, Joshua M. Erickson, Counsel of Wisconsin Electric, will pass upon the validity of the debt securities, as well as certain other legal matters, on our behalf. Miller, Canfield, Paddock and Stone, P.L.C., Lansing, Michigan, will opine as to matters of Michigan law relating to authority to do business and other regulatory matters in Michigan.  Mr. Erickson is the beneficial owner of less than 0.01% of Wisconsin Energy’s common stock.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Wisconsin Electric Power Company’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, as well as registration and information statements and other information, with the SEC. These documents may be read and copied at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can get further information about the SEC’s Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements and other information regarding registrants like us that file electronically with the SEC.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC (File No. 001-01245) will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

•                  Annual Report on Form 10-K for the year ended December 31, 2012.

•                  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013.

•                  Current Reports on Form 8-K filed January 2, 2013, January 4, 2013, January 18, 2013, April 26, 2013 and June 13, 2013.

No information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K will be incorporated by reference in this prospectus unless specifically stated otherwise. You may request a copy of these documents at no cost by calling or writing to us at the following address:

Wisconsin Electric Power Company

231 West Michigan Street

P. O. Box 2046

Milwaukee, Wisconsin 53201

Attn: Ms. Susan H. Martin, Executive Vice President, General Counsel and Corporate Secretary

Telephone: (414) 221-2345

You should rely only on the information provided in or incorporated by reference (and not later changed) in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We are not making an offer of any securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

$

WISCONSIN ELECTRIC POWER COMPANY

   % Debentures due             , 20

PROSPECTUS SUPPLEMENT

May      , 2014

 Joint Book-Running Managers

BofA Merrill Lynch

BNP PARIBAS

Goldman, Sachs & Co.

RBC Capital Markets

Co-Manager

The Williams Capital Group, L.P.